Exhibit 99.1

      Kodak Reports 2nd-Quarter Net Income of 39 Cents Per Share

                  Sales Unchanged at $3.352 Billion

    ROCHESTER, N.Y.--(BUSINESS WIRE)--July 23, 2003--

               EPS from Continuing Operations, Excluding
                Charges and Other Items, Total 60 Cents

    Eastman Kodak Company today said that second-quarter net income, in accordance with Generally Accepted Accounting Principles (GAAP) in the U.S., totaled 39 cents per share and that sales were unchanged compared with the year-ago period.
    Excluding the impact of previously announced focused cost reductions and other non-operational items, earnings from continuing operations were 60 cents per share, higher than the forecast of 25 cents to 35 cents per share that the company issued on June 18. Relative to the June 18 forecast, the actual results primarily reflect a more favorable sales mix of health imaging and traditional consumer products and services. Better-than-expected performance from joint ventures and a lower-than-expected tax rate also contributed to the difference between actual and forecasted results.

    For the second quarter of 2003:

    -- Sales totaled $3.352 billion, unchanged from the second quarter of 2002. Excluding foreign exchange, sales declined 6%.

    -- The company reported net income of $112 million, or 39 cents per share, compared with net income of $284 million, or 97 cents per share, in the second quarter of 2002.

    -- Earnings from continuing operations, excluding the impact of focused cost reductions and other non-operational items, were $172 million, or 60 cents per share. The after-tax non-operational items include a charge of $36 million, or 13 cents per share, related to the previously announced focused cost reductions; a charge of $9 million, or 3 cents per share, in connection with the settlement of a patent infringement claim; a charge of $9 million, or 3 cents per share, in connection with a prior-year acquisition; and a charge of $6 million, or 2 cents per share, to write down certain assets held for sale following the acquisition of the Burrell companies. In the second quarter of 2002, earnings from continuing operations, excluding non-operational items, totaled $250 million, or 86 cents per share. The after-tax, non-operational items from the year-ago quarter include a one-time tax benefit totaling 15 cents per share resulting from the closure of a subsidiary, and a one-time write-down of assets associated with venture investments totaling 3 cents per share.

    "We are pleased to report quarterly earnings that are stronger than we had previously expected," said Kodak Chairman and Chief Executive Officer Daniel A. Carp. "Most of our businesses continue to perform well in a difficult economic environment. We are encouraged by the market's acceptance of the innovative products and services Kodak is creating - from our latest computed radiography systems and Vision2 motion-picture film, to the newest EasyShare consumer digital cameras and the well-received EasyShare Printer Dock."
    "Our traditional consumer film and processing operations continue to face challenges associated with the increasing popularity of digital photography as well as persistent economic weakness, continuing price pressure and an associated decline in travel and tourism," Carp said. "Consumer adoption of digital photography is growing at a more rapid pace than a year ago, and this is trimming demand for consumer film. At the same time, we are seeing evidence that more consumers want to print their digital photos at retail and at home. This trend presents a huge opportunity for Kodak to generate profitable sales of our market-leading Picture Maker kiosks and inkjet paper, which will help offset declining sales from traditional film.
    "Given these developments, we remain cautious about a material upturn in the traditional consumer products and services for the balance of 2003," Carp said. "In this environment, we remain committed to reducing costs aggressively, strengthening our balance sheet and bringing to market more innovative products for the benefit of our customers."

    Other second-quarter 2003 details from continuing operations:

    -- Kodak's operating cash flow was lower than the year-ago quarter, primarily reflecting lower net income from continuing operations, increased incentive compensation payments earned in 2002, including wage dividend, and a larger year-over-year increase in accounts receivable.

    -- For the quarter, operating cash flow was a negative $53 million, compared with a positive $302 million in the second quarter of 2002. The $53 million use of cash in the second quarter of 2003 included acquisitions of $34 million, while the year- ago quarter included no acquisitions. (Kodak defines operating cash flow as net cash provided by continuing operations, as determined under GAAP, plus proceeds from the sale of assets minus capital expenditures, acquisitions, investments in unconsolidated affiliates and dividends.)

    -- The company's debt totaled $2.990 billion at the end of the quarter, compared with $3.053 billion in the year-ago quarter. The company held $838 million in cash on its balance sheet at the end of the quarter, up from $524 million at the end of the second quarter of 2002.

    -- Gross profit on an operational basis was 33.6%, compared with 37.6% in the year-ago period.

    -- Selling, general and administrative expenses on an operational basis were 20.3% of sales, up from 19.4% in the year-ago quarter.

    The segment results from continuing operations for the second quarter of 2003 are as follows:

    -- Photography segment sales totaled $2.341 billion, down 2%. The segment had earnings from operations of $119 million on an operational and GAAP basis, compared with earnings from operations of $257 million a year ago. Highlights for the quarter included a 65% increase in consumer digital camera sales, and an 18% increase in sales of motion-picture origination and print film.

    -- Health Imaging segment sales were $607 million, up 7%. Earnings from operations on an operational and GAAP basis for the segment were $131 million, up from $112 million in the year-ago period. Highlights included higher-than-expected sales of digital radiography, computed radiography and Picture Archiving and Communications Systems (PACS).

    -- Commercial Imaging segment sales were $382 million, up 6%. Earnings from operations on an operational and GAAP basis were $40 million, compared with $53 million in the year-ago period.

    -- All Other sales were $22 million, down from $28 million. Losses from operations on an operational and GAAP basis totaled $22 million, compared with losses of $6 million in the year-ago period. The All Other category includes the Kodak Display business, as well as Sensors, Optics and miscellaneous businesses.

    Earnings Outlook:

    -- Given the extraordinary volatility of the current environment, reflecting global economic weakness, international conflict as well as the shifting mix of the portfolio of products sold, the company expects operational earnings of $0.85 to $1.15 per share, and GAAP earnings of $0.25 to $0.65 per share, for the second half of 2003.

    "As the results today indicate, our employees are succeeding in a marketplace where change is constant and rapid," Carp said. "For example, we expect that sales of our Digital & Applied Imaging products and services - which include inkjet paper, the Ofoto online photo service and EasyShare cameras and docks - will top more than $1 billion this year. Our Health Imaging segment continues to post strong results as digital products and services account for an increasing share of its sales."
    "The performance of these businesses point to a fundamental shift at Kodak," Carp said. "We are evolving from a historical film company into one that is aggressively pursuing the vast potential of digital imaging across all of our operations. We are extending the Kodak brand into the digital age so that we become known as the world's leading imaging company, building on our proud heritage as the world's leading picture company. And during this evolution, we will create new products and services with different business models but with a potential for growth that is far beyond that of our more mature operations.
    "We will do this in markets that are global and intensely competitive," Carp said. "They reward companies that increase productivity, reduce costs and move fast to take advantage of marketplace opportunities. Additionally, our historical consumer business is getting smaller, so it is vital that the cost structure of this business reflects that reality. We will continue to shape our company so that we remain competitive for a future in a digital world."
    Consistent with this business reality, Kodak plans to reduce its cost structure. The reductions will occur primarily in corporate administrative departments, manufacturing, and research and development. In addition, reductions will occur in the infrastructure and administration supporting the Consumer Imaging and Kodak Professional operations.
    Based on preliminary plans, Kodak expects to reduce employment by a range of 4,500 to 6,000, beginning later this year. This estimated reduction represents about 6% to 9% of the company's worldwide employment base of about 70,000 at the end of 2002. In keeping with past practice and consistent with requirements in various countries, the company will offer severance packages and outplacement services to those affected.
    The company will take charges during the next twelve months in the range of $350 million to $450 million to cover the costs associated with the new reductions. The company expects to generate annual savings of $300 million to $400 million from the new reductions, with $275 million to $325 million expected to be realized in 2004.
    "Being a global company means taking actions that maintain and extend our competitive position," Carp said. "While we can't know for certain when the economy will rebound, we do know that the market forces demanding lower costs, flexible manufacturing strategies and speed to market will not abate. We also are looking at a wide range of alternative cost reduction efforts, including health care, travel and general budget reductions. The combination of these actions will help Kodak become more profitable and more agile as we compete for a larger slice of the $385 billion infoimaging market that we serve."

    Operational items are non-GAAP financial measures as defined by the Securities and Exchange Commission's final rules under "Conditions for Use of Non-GAAP Financial Measures." Reconciliations of operational items included in this press release to the most directly comparable GAAP financial measures can be found in the Financial Discussion Document attached to this press release.

    Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company's second half 2003 revenue, earnings, cash flow expectations and future focused cost reductions are forward-looking statements.
    Actual results may differ from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of July 23, 2003, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. The forward-looking statements contained in this press release are subject to a number of risk factors, including the successful:

    -- Implementation of product strategies (including category expansion, digitization, OLED, and digital products);

    --  Implementation of intellectual property licensing strategies;

    --  Development and implementation of e-commerce strategies;

    --  Completion of information systems upgrades, including SAP;

    --  Completion of various portfolio actions;

    --  Reduction of inventories;

    --  Improvement in manufacturing productivity;

    --  Improvement in receivables performance;

    --  Reduction in capital expenditures;

    --  Improvement in supply chain efficiency;

    -- Implementation of future focused cost reductions, including personnel reductions;

    -- Development of the Company's business in emerging markets like China, India, Brazil, Mexico, and Russia.

    The forward-looking statements contained in this press release are subject to the following additional risk factors:

    -- Inherent unpredictability of currency fluctuations and raw material costs;

    --  Competitive actions, including pricing;

    -- The nature and pace of technology substitution, including the analog-to-digital shift;

    --  Continuing customer consolidation and buying power;

    -- General economic, geo-political, public health and business conditions.

    -- Other factors disclosed previously and from time to time in the Company's filings with the Securities and Exchange
        Commission.

    Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

    Editor's Note: For additional information about Kodak, visit our web site on the Internet at: www.kodak.com/

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF EARNINGS - UNAUDITED
(in millions, except per share data)

                                Three Months Ended   Six Months Ended
                                     June 30              June 30
                                ------------------  -----------------
                                   2003    2002       2003    2002

Net sales                        $3,352  $3,336     $6,092  $6,042
Cost of goods sold                2,236   2,082      4,152   3,928
                                 ------  ------     ------  ------
   Gross profit                   1,116   1,254      1,940   2,114

Selling, general and
 administrative expenses            716     656      1,282   1,196
Research and development costs      179     192        373     379
Restructuring costs and other        44       -         76       -
                                 ------  ------     ------  ------
Earnings from continuing
 operations before interest,
 other charges, and income
 taxes                              177     406        209     539

Interest expense                     34      44         71      88
Other charges                         9      22         30      53
                                 ------  ------     ------  ------
Earnings from continuing
 operations before income taxes     134     340        108     398
Provision (benefit) for income
 taxes                               22      54         (1)     71
                                 ------  ------     ------  ------
Earnings from continuing
 operations                         112     286        109     327


Earnings (loss) from
 discontinued operations, net
 of income tax benefits for
 the three and six months
 ended June 30, 2002 of $1
 and $2, respectively                 -      (2)        15      (4)
                                 ------  ------     ------  ------
NET EARNINGS                     $  112  $  284     $  124  $  323
                                 ======  ======     ======  ======

Basic and diluted net
 earnings (loss) per share:
 Continuing operations           $  .39  $  .98     $  .38  $ 1.12
 Discontinued operations            .00    (.01)       .05    (.01)
                                 ------  ------     ------  ------
 Total                           $  .39  $  .97     $  .43  $ 1.11
                                 ======  ======     ======  ======


Number of common shares used in
 basic earnings (loss) per
 share                            286.5   291.7      286.4   291.5

Incremental shares from
 assumed conversion of options      0.1     0.1        0.2     0.1
                                 ------  ------     ------  ------
Number of common shares used in
 diluted earnings (loss) per
 share                            286.6   291.8      286.6   291.6
                                 ======  ======     ======  ======


Cash dividends per share         $  .90  $  .90     $  .90  $  .90
-------------------------------------------------------------------


SUPPLEMENTAL INFORMATION - UNAUDITED
(in millions)

                                Three Months Ended   Six Months Ended
                                     June 30              June 30
                                ------------------  -----------------
                                   2003    2002       2003    2002


Provision for depreciation       $  193  $  201     $  395  $  386
After-tax exchange losses
 and effect of translation
 of net monetary items               (5)     (1)        (5)    (12)
Cash dividends declared             258     262        258     262
Capital expenditures                125     112        236     204


Net Sales from Continuing Operations
by Reportable Segment and All Other - Unaudited
(in millions)

                          Three Months Ended        Six Months Ended
                              June 30                    June 30
                       -----------------------  ----------------------
                        2003    2002   Change    2003    2002   Change

Photography
  Inside the U.S.      $  972  $1,083    -10%   $1,659  $1,882    -12%
  Outside the U.S.      1,369   1,295    + 6     2,480   2,310    + 7
                       ------  ------    ---    ------  ------    ---
Total Photography       2,341   2,378    - 2     4,139   4,192    - 1
                       ------  ------    ---    ------  ------    ---

Health Imaging
  Inside the U.S.         266     270    - 1       504     518    - 3
  Outside the U.S.        341     299    +14       652     572    +14
                       ------  ------    ---    ------  ------    ---
Total Health
 Imaging                  607     569    + 7     1,156   1,090    + 6
                       ------  ------    ---    ------  ------    ---

Commercial Imaging
  Inside the U.S.         221     204    + 8       434     393    +10
  Outside the U.S.        161     157    + 3       320     315    + 2
                       ------  ------    ---    ------  ------    ---
Total Commercial
 Imaging                  382     361    + 6       754     708    + 6
                       ------  ------    ---    ------  ------    ---

All Other
  Inside the U.S.          11      16    -31        22      27    -19
  Outside the U.S.         11      12    - 8        21      25    -16
                       ------  ------    ---    ------  ------    ---
Total All Other            22      28    -21        43      52    -17
                       ------  ------    ---    ------  ------    ---
  Total Net Sales      $3,352  $3,336      0%   $6,092  $6,042    + 1%
                       ======  ======    ===    ======  ======    ===
----------------------------------------------------------------------

Earnings (Loss) from Continuing Operations Before Interest, Other
Charges, and Income Taxes by Reportable Segment and All Other -
Unaudited
(in millions)

                          Three Months Ended        Six Months Ended
                              June 30                    June 30
                      -----------------------  -----------------------
                        2003    2002   Change    2003    2002   Change


Photography           $   119    $ 257   -54%   $   73  $  273    -73%
    Percent of Sales      5.1%    10.8%            1.8%    6.5%

Health Imaging        $   131    $ 112   +17%   $  240  $  188    +28%
    Percent of Sales     21.6%    19.7%           20.8%   17.2%

Commercial Imaging    $    40    $  53   -25%   $   84  $  101    -17%
    Percent of Sales     10.5%    14.7%           11.1%   14.3%

All Other             $   (22)   $  (6)         $  (39) $  (13)
    Percent of Sales   (100.0%)  (21.4%)         (90.7%) (25.0%)
                      -------    -----   ---    ------  ------    ---
Total of segments     $   268    $ 416   -36%   $  358  $  549    -35%
    Percent of Sales      8.0%    12.5%            5.9%    9.1%

Venture investment
  impairments               -      (10)              -     (10)
Impairment of Burrell
  Companies' net assets
  held for sale            (9)       -              (9)      -
Restructuring costs
  and other               (54)       -            (100)      -
GE settlement               -        -             (12)      -
Patent infringement
  claim settlement        (14)       -             (14)      -
Prior year acquisition
  settlement              (14)       -             (14)      -
                      -------    -----   ---    ------  ------    ---
        Total         $   177    $ 406   -56%   $  209  $  539    -61%
                      =======    =====   ===    ======  ======    ===
    Percent of Sales      5.3%    12.2%            3.4%    8.9%
----------------------------------------------------------------------


Earnings (Loss) From Continuing Operations by Reportable Segment and All Other - Unaudited
(in millions)

                          Three Months Ended        Six Months Ended
                              June 30                    June 30
                        ----------------------  ----------------------
                        2003    2002   Change    2003    2002   Change


Photography            $   87  $  175    -50%   $   52  $  178    -71%
    Percent of Sales      3.7%    7.4%             1.3%    4.2%

Health Imaging         $  101  $   82    +23%   $  181  $  132    +37%
    Percent of Sales     16.6%   14.4%            15.7%   12.1%

Commercial Imaging     $   25  $   25      0%   $   45  $   49    - 8%
    Percent of Sales      6.5%    6.9%             6.0%    6.9%

All Other              $  (17) $   (4)          $  (31) $  (10)
    Percent of Sales    (77.3%) (14.3%)          (72.1%) (19.2%)
                       ------  ------    ---    ------  ------    ---
Total of segments      $  196  $  278    -29%   $  247  $  349    -29%
    Percent of Sales      5.8%    8.3%             4.1%    5.8%

Venture investment
  impairments               -     (13)               -     (13)
Impairment of Burrell
  Companies' net assets
  held for sale            (9)      -               (9)      -
Restructuring costs
  and other               (54)      -             (100)      -
GE settlement               -       -              (12)      -
Patent infringement
  claim settlement        (14)      -              (14)      -
Prior year acquisition
  settlement              (14)      -              (14)      -
Interest expense          (34)    (44)             (71)    (88)
Other corporate items       3       3                6       5
Tax benefit -
  PictureVision
   subsidiary closure       -      45                -      45
Tax benefit - donation
  of patents                -       -                8       -
Income tax effects on
  above items and taxes
   not allocated to
    segments               38      17               68      29
                         ----    ----    ---      ----    ----    ---
Consolidated total       $112    $286    -61%     $109    $327    -67%
                         ====    ====   ====      ====    ====   ====
    Percent of Sales      3.3%    8.6%             1.8%    5.4%
----------------------------------------------------------------------


Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)
                                          June 30,        Dec. 31,
                                             2003            2002
                                         (Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                 $   838         $   569
Receivables, net                            2,462           2,234
Inventories, net                            1,190           1,062
Deferred income taxes                         512             512
Other current assets                          157             157
                                          -------         -------
 Total current assets                       5,159           4,534
                                          -------         -------
Property, plant and equipment, net          5,289           5,420
Goodwill, net                                 992             981
Other long-term assets                      2,636           2,559
                                          -------         -------
 TOTAL ASSETS                             $14,076         $13,494
                                          =======         =======
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other current
  liabilities                             $ 3,538         $ 3,351
Short-term borrowings                       1,474           1,442
Accrued income taxes                          604             709
                                          -------         -------
 Total current liabilities                  5,616           5,502

OTHER LIABILITIES
Long-term debt, net of current portion      1,516           1,164
Postretirement liabilities                  3,455           3,412
Other long-term liabilities                   635             639
                                          -------         -------
 Total liabilities                         11,222          10,717

SHAREHOLDERS' EQUITY
Common stock at par                           978             978
Additional paid in capital                    849             849
Retained earnings                           7,462           7,611
Accumulated other comprehensive loss         (572)           (771)
Unearned restricted stock                      (7)              -
                                          -------         -------
                                            8,710           8,667
Less: Treasury stock at cost                5,856           5,890
                                          -------         -------
 Total shareholders' equity                 2,854           2,777
                                          -------         -------
 TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                   $14,076         $13,494
                                          =======         =======
----------------------------------------------------------------------

Eastman Kodak Company and Subsidiary Companies
CONSOLIDATED STATEMENT OF CASH FLOWS - UNAUDITED
(in millions)

                                                  Six Months Ended
                                                       June 30
                                                 ------------------
                                                     2003    2002

Cash flows relating to operating activities:
Net earnings                                       $  124  $  323
Adjustments to reconcile to net cash
provided by operating activities:
  (Gain) loss from discontinued operations            (15)      4
  Equity in losses from unconsolidated affiliates      30      48
  Depreciation and amortization                       395     386
  Restructuring costs, asset impairments and
   other non-cash charges                              37       -
  Provision for deferred taxes                         16       -
  Increase in receivables                            (196)   (117)
  Increase in inventories                             (60)    (13)
  Decrease in liabilities excluding borrowings       (217)   (106)
  Other items, net                                    100       9
                                                   ------  ------
    Total adjustments                                  90     211
                                                   ------  ------
    Net cash provided by continuing
     operations                                       214     534
                                                   ------  ------
    Net cash provided by (used in)
     discontinued operations                           19      (6)
                                                   ------  ------
    Net cash provided by operating activities         233     528
                                                   ------  ------
Cash flows relating to investing activities:
  Additions to properties                            (236)   (204)
  Acquisitions, net of cash acquired                  (88)     (6)
  Investments in unconsolidated affiliates            (41)    (68)
  Marketable securities - purchases                   (44)    (55)
  Marketable securities - sales                        43      29
                                                   ------  ------
    Net cash used in investing activities            (366)   (304)
                                                   ------  ------

Cash flows relating to financing activities:
  Net increase in borrowings
   with original maturity of
   90 days or less                                    129     113
  Proceeds from other borrowings                      715     515
  Repayment of other borrowings                      (466)   (778)
  Exercise of employee stock options                   12       2
                                                   ------  ------
    Net cash provided by (used in) financing
     activities                                       390    (148)
                                                   ------  ------

Effect of exchange rate changes on cash                12       -
                                                   ------  ------

Net increase in cash and cash
 equivalents                                          269      76
Cash and cash equivalents, beginning of year          569     448
                                                   ------  ------
Cash and cash equivalents, end of quarter          $  838  $  524
                                                   ======  ======


    CONTACT: Eastman Kodak Company
             Gerard Meuchner, 585-724-4513
             gerard.meuchner@kodak.com
             or
             Anthony Sanzio, 585-781-5481
             anthony.sanzio@kodak.com